Immunic, Inc. Announces $60.0 Million Oversubscribed Private Placement Equity Financing

NEW YORK, October 10, 2022 – Immunic, Inc. (Nasdaq: IMUX) (“Immunic” or the “Company”), a clinical-stage biopharmaceutical company developing a pipeline of selective oral immunology therapies focused on treating chronic inflammatory and autoimmune diseases, today announced it has entered into a securities purchase agreement (the “Purchase Agreement”) with select accredited investors and certain existing investors to issue and sell an aggregate of 8,696,552 shares of its common stock (“Common Stock”) at a price of $4.35 per share, reflecting a 10% premium to the closing price on October 7, 2022 on NASDAQ, and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to an aggregate of 5,096,552 shares of Common Stock at a purchase price of $4.34 per pre-funded warrant share, through a private investment in public equity (“PIPE”) financing. The Pre-Funded Warrants will have an exercise price of $0.01 per share of Common Stock, to be immediately exercisable and remain exercisable until exercised in full. Immunic anticipates the gross proceeds from the PIPE to be approximately $60.0 million, before deducting any offering related expenses. The financing is expected to close on October 12, 2022, subject to customary closing conditions.

SVB Securities is acting as lead placement agent and Piper Sandler is acting as placement agent in connection with the financing.

The oversubscribed financing includes participation from new and existing institutional investors, including Deep Track Capital, Commodore Capital, BVF Partners LP, RTW Investments, LP, Great Point Partners, Logos Capital, Vivo Capital, Invus, Adage Capital Partners LP, Parkman Healthcare Partners, and Sphera Healthcare.

“We are highly pleased that this group of renowned, high-quality investors has participated in the financing to support our clinical-stage development pipeline targeting chronic inflammatory and autoimmune diseases,” commented Daniel Vitt, Ph.D., Chief Executive Officer and President of Immunic. “Most notably, later this month, we eagerly await the initial clinical activity data from part C of our phase 1 clinical trial of IMU-935, our highly potent and selective oral IL-17 inhibitor, in moderate-to-severe psoriasis patients.”

The Company intends to use net proceeds from the financing to fund the ongoing clinical development of its three lead product candidates, vidofludimus calcium (IMU-838), IMU-935 and IMU-856, and for other general corporate purposes. The proceeds from this PIPE financing, combined with current cash, cash equivalents and marketable securities, is expected to fund operating and capital expenditures into the fourth quarter of 2024.

The securities to be sold in this PIPE financing, including the shares of Common Stock underlying the Pre-Funded Warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Pursuant to the Purchase Agreement, Immunic has agreed to file a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares of Common Stock sold in the PIPE financing and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Immunic, Inc.

Immunic, Inc. (Nasdaq: IMUX) is a clinical-stage biopharmaceutical company with a pipeline of selective oral immunology therapies focused on treating chronic inflammatory and autoimmune diseases. The company is developing three small molecule products: its lead development program, vidofludimus calcium (IMU-838), a selective immune modulator that inhibits the intracellular metabolism of activated immune cells by blocking the enzyme DHODH and exhibits a host-based antiviral effect, is currently being developed as a treatment option for multiple sclerosis, and primary sclerosing cholangitis. IMU-935, a selective inverse agonist of the transcription factor RORγ/RORγt, is targeted for development in psoriasis, and castration-resistant prostate cancer. IMU-856, which targets the restoration of the intestinal barrier function, is targeted for development in diseases involving bowel barrier dysfunction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, sufficiency of cash, expected timing and results of clinical trials, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Immunic’s three development programs and the targeted diseases; the potential for Immunic’s development programs to safely and effectively target diseases; interpretation of preclinical and clinical data for Immunic’s development programs and potential effects; the timing of current and future clinical trials and anticipated clinical milestones; the nature, strategy and focus of the company and further updates with respect thereto; the development and commercial potential of any product candidates of the company; and the company’s expected cash runway. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve substantial risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the COVID-19 pandemic, impacts of the Ukraine – Russia conflict on clinical trials, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient financial and other resources to meet business objectives and operational requirements, the fact that the results of earlier preclinical studies and clinical trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by Immunic’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. A further list and descriptions of these risks, uncertainties and other factors can be found in the section captioned “Risk Factors,” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or ir.imux.com/sec-filings. Any forward-looking statement made in this release speaks only as of the date of this release. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. Immunic expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.

Contact Information

Immunic, Inc.
Jessica Breu

Head of Investor Relations and Communications
+49 89 2080 477 09
jessica.breu@imux.com

Rx Communications Group

Paula Schwartz

+1 917 633 7790

immunic@rxir.com

US Media Contact

KOGS Communication

Edna Kaplan

+1 617 974 8659

kaplan@kogspr.com